UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 14, 2013

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

176 Route 9 North, Suite 306

Marlboro, New Jersey 07728

(Address of Principal Executive Offices)

(732) 851-7707

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 20, 2013, the Company filed its original Form 8-K to report the events contained herein and therein. This Amendment No 1 to Form 8-K amends the original filing in its entirety.

Item 1.01. Entry of a Material Definitive Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

On November 29, 2012, the Company disclosed that it entered into an Exclusive Investment Banking Agreement (“Banking Agreement”) with a prominent, New York investment banking firm (“Firm”). Under the Banking Agreement, the Firm agreed to provide a range of investment advisory services to the Company, including the introduction to potential lenders, investors and acquiring entities. In addition, on February 13, 2013, the Company disclosed that it signed a Term Sheet with the Firm to provide a bridge loan financing (“Bridge Loan”) for the Company with an anticipated closing date of February 22, 2013. The name of the Firm is John Thomas Financial (“John Thomas”), 14 Wall Street, 23rd Floor, New York, New York 10005, a FINRA/SEC registered broker/dealer.

On March 14, 2013, the Company and John Thomas completed a Termination Agreement and Mutual Release with an effective date of March 12, 2013 pursuant to which the parties terminated the Banking Agreement and granted mutual releases with respect to the Banking Agreement (including mutual release of all fees, expenses, stock purchase warrants or other compensation due under the Banking Agreement). In addition, John Thomas has agreed to return to the Company $20,000 as a good faith, partial refund of the $50,000 retainer previously paid by the Company. The $50,000 retainer was the sole consideration paid by the Company to John Thomas. As of the date of this filing, the Company also discloses that it had not closed the Bridge Loan transaction with the Firm.

On March 12, 2013, the Company entered into an engagement agreement with Source Capital Group, Inc. (“Source Capital”), 276 Post Road West, Westport Connecticut 06880. Pursuant to the agreement, Source Capital will act as the Company’s exclusive placement agent and investment banker during the term of the agreement. The Company agreed to pay Source Capital a fee of 3% of any proceeds received by the Company in connection with any financing. In addition, the Company agreed to issue to Source Capital 250,000 shares of its common stock.

Source Capital is a FINRA/SEC registered broker/dealer. The Company can not predict whether it or the broker dealer will be successful in raising funds or entering into any arrangement contemplated under the Agreement which may prove beneficial to the Company.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jerry Pane
Name: Jerry Pane
Title: Chairman
Date: March 26, 2013